NEWS RELEASE

Silver Star Properties REIT Reiterates Commitment to Self-Storage

HOUSTON — Feb. 5, 2024 — Silver Star Properties REIT, Inc., a Houston based real estate investment trust (the “Company”), filed an 8-K with the Securities and Exchange Commission regarding legal challenges to the Company’s previously disclosed Rights Agreement dated August 18, 2023. The Company believes the claims are meritless and will vigorously defend against them.
“The best way to protect and build shareholder value is to oppose these unwarranted efforts to liquidate the Company, which would result in a fire sale of assets,” said Gerald Haddock, Chairman of the Company’s Executive Committee and co-Chief Executive Officer. “We remain steadfast in our commitment to advance our transition into self-storage while undertaking an orderly disposition of assets that no longer fit with the Company’s business model. Any actions that slow these processes are not in the best financial interests of Silver Star shareholders.”
The Company previously announced that it would move away from investing in office properties as that asset class has faced significant post-pandemic occupancy, valuation and financing challenges resulting from an increase in remote working. The sale of existing office holdings has enabled the Company to pay down existing debt, improve its balance sheet and position it for self-storage facility acquisitions in target markets.
The Company’s Executive Committee believes that continuity of leadership under current management puts Silver Star in the best position to enhance its financial performance.
“The ongoing support from our shareholders and tireless dedication of our employees continues to bolster the Executive Committee as we work together to achieve our shared vision for the Company,” said Haddock.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “anticipate,” “estimate,” “expect,” “intend,” “may,” “should” and similar expressions, and variations or negatives of these words. They are not guarantees of future results and forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including those described in greater detail in our filings with the Securities and Exchange Commission (“the SEC”), particularly those described in our most recent Annual Report on Form 10-K, which was filed with the SEC on May 26, 2023 and Quarterly Reports on Form 10-Q. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s other filings with the SEC for a more complete discussion of risks and other factors that could affect any forward-looking statement. The statements made herein speak only as of the date of this Press Release and except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements.

Contact:
Investor and Media Relations
press@silverstarreit.com
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